Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements No. 333-180751 and 333-124568  on Form S-8 of our report dated March 28, 2014, with respect to the audited consolidated financial statements of HII Technologies, Inc., for the years ended December 31, 2013 and 2012.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

March 28, 2014